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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-126696) and related Prospectus of American Commercial Lines Inc. for the registration of its common stock and to the use of our report dated March 15, 2005, with respect to the consolidated financial statements and schedule of American Commercial Lines Inc. included therein.

                                                          /s/ ERNST & YOUNG LLP

September 12, 2005
Louisville, Kentucky